                                                               Exhibit 23.13


                                     [LETTERHEAD]







                   CONSENT OF HANSEN, HUNTER & KIBBEE, P.C.



We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995,
January 11, 1995, January 14, 1995, and January 13, 1995 with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1994, and to the incorporation by reference therein of our reports dated January 24, 1996, January 19, 1996, January 12, 1996, January 17, 1996, January 12, 1996, January 19, 1996,
January 12, 1996, January 10, 1996, and January 12, 1996 with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1995, and to the incorporation by reference therein of our reports dated January 24, 1997, January 24, 1997, January 16, 1997, January 24, 1997, January 17, 1997, January 24, 1997,
January 15, 1997, and January 22, 1997, with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, and South Mountain Terrace, Ltd., for the year ended December 31, 1996 and our report dated November 8, 1996 with respect to the audit of Woodland Apartments, Oreg., Ltd. for the eight months and nineteen days ended September 19, 1996, included (for 1995 and 1996) and incorporated by reference (for 1994) in AIMCO's Current Report on Form 8-K, dated June 3, 1997, as amended, and (ii) for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K, dated April 16, 1997, as amended, all filed with the Securities and Exchange Commission.


/s/ Hansen, Hunter & Kibbee, P.C.

Portland, Oregon
December 5, 1997